VOYA LETTERHEAD

LAW / PRODUCT FILING UNIT
ONE ORANGE WAY, C2N
WINDSOR, CT 06094-4774

J. NEIL MCMURDIE

SENIOR COUNSEL

PHONE:  (860) 580-2824  |  EMAIL:  NEIL.MCMURDIE@VOYA.COM

April 10, 2015

BY EDGARLINK

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	Voya Retirement Insurance and Annuity Company and its Variable Annuity Account C
Post-Effective Amendment No. 65 to Registration Statement on Form N-4
Prospectus Title: Multiple Sponsored Retirement Options
File Nos.: 333-01107* and 811-02513

Ladies and Gentlemen:

Voya Retirement Insurance and Annuity Company (the “Company”) hereby acknowledges that:

•      Should the Securities and Exchange Commission (the “Commission”) or its staff, acting pursuant to delegated authority, declare the above-captioned filing of a Registration Statement on Form N-4 effective, such action does not foreclose the Commission from taking any action with respect to the filing;

•      The action of the Commission or its staff, acting pursuant to delegated authority, in declaring this filing effective, does not relieve the Company from its full responsibility for the adequacy and accuracy of the disclosure in the filing; and

•      The Company may not assert this action as defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

If you have any questions, please call me at (860) 580-2824.

Sincerely,

/s/ J. Neil McMurdie

J. Neil McMurdie

*

Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in a prospectus relating to the securities covered by the following earlier Registration Statements: 33-88720, 33-75964 (which had included a combined prospectus for earlier Registration Statements: 33-75958, 33-75960, and 33-75994); 33-75986 (which had included a combined prospectus for earlier Registration Statements: 33-75970, 33-75954, and 33-75956); 33-75982 (which had included a combined prospectus for earlier Registration Statements: 33-75986, 33-75966, 33-75990, and the individual deferred compensation contracts covered by Registration Statement No. 33-75992); and 33-91846 (which had included a combined prospectus for earlier Registration Statement: 33-75976).

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